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                                                                   EXHIBIT 10(q)

            COMPENSATORY ARRANGEMENTS WITH CERTAIN EXECUTIVE OFFICERS

      Set forth below are the base salaries of the named executive officers of the Company, effective February 1, 2006.

                   NAME AND TITLE                  SALARY
                   --------------                ---------
George H. Glatfelter II                          $ 546,108
Chairman and Chief Executive Officer

Dante C. Parrini                                 $ 350,712
Executive Vice President and Chief
Operating Officer

John C. van Roden, Jr.                           $ 311,436
Executive Vice President and Chief
Financial Officer

Werner A. Ruckenbrod                             $ 277,148
Vice President Long Fiber & Overlay
Papers

John P. Jacunski                                 $ 219,312
Vice President and Corporate Controller

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(1)   Mr. Ruckenbrod's compensation is paid in Euros. The amount set forth above represents the U.S. dollar equivalent based on the average exchange rate during the first two months of 2006.

      The annual base salaries are subject to adjustment pursuant to the Company's employee compensation policies in effect from time to time. Each of the above executive officers has a change in control employment agreement, which is included as exhibits to the 2006 10-K. Also, each executive officer is participates in the Company's 2005 Long-Term Incentive Plan and in its Management Incentive Plan, each of which are incorporated by reference as exhibits to the 2006 10-K.